EXHIBIT 21.1

Subsidiaries of the Registrant

Maysville Marketsquare Associates, L.P.

North Coast Health Center (JV Partnership)

North Coast Health Center, LLC

New NCHC, Inc.

Pan Pacific (Bel Air Village), LLC

Pan Pacific (Cable Park), LLC

Pan Pacific (Clackamas), Inc.

Pan Pacific (Clackamas), LLC

Pan Pacific (Laguna Park Village), LLC

Pan Pacific (Portland), LLC

Pan Pacific (Pinecreek), L.P.

Pan Pacific (Rancho Las Palmas), LLC

Pan Pacific (RLP), Inc.

Pan Pacific (Sunset Mall), LLC

Pan Pacific Development (Chino), Inc.

Pan Pacific Development (Kentucky), Inc.

Pan Pacific Development (New Mexico), Inc.

Pan Pacific Development (Olympia Square), Inc.

Pan Pacific Development (Rosewood), Inc.

Pan Pacific Development (Tennessee) Acquisition, Inc.

Pan Pacific Development (Tennessee), L.P.

Pan Pacific U.S. Shopping Center I, LP

Sahara Pavilion North U.S., Inc.

West Coast Property Maintenance, LLC

Plaza Escuela Holding Co., LLC

Pan Pacific (CTA), Inc.

CT Operating Partnership, L.P.

Willowbrook Center Partnership

Haagen Central Partnership

Vermont-Slauson Shopping Center, LTD.

CT Retail Properties Finance II, LLC

CT Retail Properties Finance III, LLC

CT Retail Properties Finance IV, LLC

CT Retail Properties Finance V, LLC

CT Retail Properties Finance VI, LLC

CT Retail Properties Finance 14, LLC